UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2012

STRIKE AXE, INC

(Exact name of registrant as specified in its charter)

Delaware	000-53304	26-2329797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

267 West 1400 South, Suite 101 George, UT 84790
(Address of principal executive offices)

(435) 680-2971

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

See Item 5.02

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Resignation of Officer

On September 30, 2012, Mr. Shaun Sullivan resigned from his position as Chief Executive Officer of Strike Axe, Inc. (the “Company”), effective immediately.  Mr. Sullivan’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices and Mr. Sullivan remains as President and a director of the Company. A copy of Mr. Sullivan’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Appointment of Officer and Director

On September 30, 2012, pursuant to a written consent, the Board appointed Wayne Allyn Root as Chief Executive Officer and as a director of the Company.  Concurrent with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Root (the “Employment Agreement”).

Employment Agreement

Pursuant to the Employment Agreement, Mr. Root is to receive as compensation of (i) $120,000 in base salary for the first two years of employment; (ii) $180,000 for the third year of employment; (iii) stock options to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $0.35 per share; and (iv) other benefits as may be decided upon by the board of directors from time to time.  Mr. Root is an “at will” employee and the Employment Agreement may be terminated by either party upon thirty (30) days prior written notice.

A copy of the Employment Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.  All references to the Employment Agreement in this Current Report are qualified, in their entirety, by the full text of such exhibit.

Mr. Root’s relevant business experience is below:

Mr. Wayne Allyn Root, 51, is the best-selling author of seven books, a political commentator, a regular speaker on national news programs and well-known radio personality who has appeared on hundreds of radio stations. Mr. Root ran for President in 2007/2008 and became the 2008 Libertarian Party Vice Presidential nominee. Mr. Root has been the President and Chief Executive Officer of Cool Hand Root LLC, a sports advisory and information company from 2009 through the Present. Mr. Root has also served as the President and Chief Executive Officer of Cool Hand Root Television, Inc. a television production company from 2009 through the present. Since 2008 and until rejoining the Republican Party in September 2012, Mr. Root was an elected member of the Libertarian National Committee, and served as Chairman of the Libertarian National Campaign Committee and Vice Chairman of the Nevada Libertarian Party.   Mr. Root served as the President and CEO of W Technologies, Inc., a Sports Handicapping Company, from July 2001 through June 2012.

Mr. Root holds a B.A. from Columbia University. Mr. Root does not hold a directorship in any other public company.

Family Relationships

Mr. Root does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 30, 2012, by and between Strike Axe, Inc. and Wayne Allyn Root

17.1

Resignation Letter of Mr. Shaun Sullivan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKE AXE, INC.

	By:	/s/Shaun Sullivan
Date October 4, 2012		Shaun Sullivan, President